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                                                                     EXHIBIT 3.6

                           ARTICLES OF INCORPORATION
                                       OF
                            OASIS COMMUNITIES, INC.


     Under the Official Code of Georgia Annotated ss. 14-2-202

                                   ARTICLE I

     The name of the corporation is Oasis Communities, Inc.

                                   ARTICLE II

     The corporation is authorized to issue 1,000,000 shares.

                                  ARTICLE III

     The street address of the registered office is 1201 Peachtree Street, N.E., Atlanta, Georgia 30361. The registered agent at such address is CT Corporation System.

                                   ARTICLE IV

     The name and address of the incorporator is James H. Levine, 1800 Republic Centre, 633 Chestnut Street, Chattanooga, Tennessee 37450.

                                   ARTICLE V

     The principal mailing office of the corporation is 4210 Morningside Drive, Cummings, Georgia 30041.


     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation as of the 16th day of November, 1999.



                                             /s/ James H. Levine
                                             ---------------------------------
                                                 James H. Levine, Incorporator